Exhibit 99.1
Masimo Reports Second Quarter 2018 Financial Results
and Announces Board Authorization of a New Stock Repurchase Program
Q2 2018 Highlights

■	Total revenue, including royalty and other revenue, was $211.6 million;
■	Product revenue increased 12.4% to $202.0 million, or 11.2% on a constant currency basis;
■	Shipments of noninvasive technology boards and monitors were 58,700; and
■	GAAP net income per diluted share of $0.79. Non-GAAP net income per diluted share increased 32.7% to $0.73.
Irvine, California, August 1, 2018 - Masimo (NASDAQ: MASI) today announced its financial results for the second quarter ended June 30, 2018.
Second Quarter 2018 Results:
Second quarter 2018 total revenue, including royalty and other revenue, was $211.6 million. Product revenues for the second quarter 2018 increased 12.4% to $202.0 million, or 11.2% on a constant currency basis.
During the second quarter of 2018, the Company shipped approximately 58,700 noninvasive technology boards and monitors.
The Company’s worldwide direct product revenue, which accounted for 85.4% of total product revenue, increased to $172.5 million in the second quarter 2018. OEM sales, which accounted for 14.6% of total product revenue, increased to $29.5 million for the second quarter 2018.
For the second quarter 2018, GAAP net income was $43.9 million or $0.79 per diluted share. Non-GAAP net income was $41.0 million, or $0.73 per diluted share.
Total cash and cash equivalents increased by $60.1 million during the quarter to $429.6 million, as of June 30, 2018.
As a result of the strong performance in the second quarter, Masimo is raising its guidance for fiscal year 2018. The Company now expects product revenues of $822 million, which reflects reported growth of 11.3% and constant currency growth of 10.8%. Masimo is also raising its GAAP EPS guidance to $3.07 and its non-GAAP EPS guidance to $2.90.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “Our second quarter results reflect the broad-based success we are realizing for our innovative technologies and systems solutions to optimize patient care. We had a record quarter for shipments of our technology boards and monitors, at 58,700, a clear illustration of the rising demand for our high-value products. We are once again raising guidance for revenue and earnings in 2018 as we continue to grow our customer base and expand our product portfolio.”
Furthermore, today, Masimo is also announcing the Board’s authorization of a new stock repurchase program (2018 Repurchase Program), whereby the Company may purchase up to 5.0 million shares of its common stock over a period of up to three years. The 2018 Repurchase Program will be effective upon the expiration of the current stock repurchase program on September 11, 2018. The 2018 Repurchase Program may be carried out at the discretion of a committee comprised of the Company’s Chief Executive Officer and Chief Financial Officer through open market purchases, one or more Rule 10b5-1 trading plans, block trades and in privately negotiated transactions.

2018 Financial Guidance
The Company provided the following updated estimates for its full year 2018 guidance:

	2018 Updated Guidance[1]		Prior 2018 Guidance[1]
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$850	$850	$846	$846
Product revenue	$822	$822	$818	$818
Percentage growth - as reported	11.3%	11.3%	10.8%	10.8%
Percentage growth - constant currency	N/A	10.8%	N/A	9.9%
Royalty and other revenue	$28	$28	$28	$28
Operating margin	24.2%	24.4%	24.2%	24.4%
Diluted earnings per share	$3.07	$2.90	$3.01	$2.88
EBITDA	26.8%	29.9%	26.8%	29.9%
Estimated tax rate	19.3%	24.0%	20.2%	24.0%
______________

[1]	Updated guidance provided August 1, 2018. Prior guidance provided May 2, 2018.

•	Total revenue, including royalty and other revenue, increasing to $850 million;

•	Product revenue increasing to $822 million; which reflects reported growth of 11.3% and constant currency growth of 10.8%;

•	GAAP diluted earnings per share increasing to $3.07;

•	Non-GAAP diluted earnings per share increasing to $2.90; and

•	The Company expects foreign currency movements to favorably impact 2018 revenues by approximately $4 million, compared with our prior expectations of approximately $7 million.
Impact of Adoption of New Revenue Accounting Standard:
During the first quarter of 2018, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update No. 2014-09, Revenue (Topic 606): Revenue from Contracts with Customers (ASU 2014-09). The new revenue recognition standard requires the Company to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and may have a material impact on our revenue recognition, guidance and results of operations. In accordance with the full retrospective method of adoption, the Company has adjusted certain amounts previously reported in its unaudited condensed consolidated financial statements to comply with the new standard, as indicated by the notation, “As Adjusted”. For additional information with respect to the impact of the adoption of this new accounting standard and reconciliations to the prior reported amounts, please reference Note 2 to our condensed consolidated financial statements that will be included in Part I, Item 1 of our Quarterly Report on Form 10-Q (Form 10-Q) for the quarter ended June 30, 2018 once filed with the Securities and Exchange Commission (SEC) and Exhibit 99.3 that was included in our Current Report on Form 8-K that was filed with the SEC today.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) non-GAAP product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP diluted earnings per share, (iv) non-GAAP gross profit, (v) non-GAAP operating income and (vi) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP product revenue growth %, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Constant currency foreign currency adjustments.
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.
Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds; most recently in connection with our November 2016 settlement agreement with Koninklijke Philips N.V. We believe that exclusion of these expenses and gains is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Realized and unrealized gains or losses from foreign currency transactions.
We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods.
Excess tax benefits from stock-based compensation.
Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.

Tax impacts that may not be representative of the ongoing results of our core operations.
The Tax Cuts and Jobs Act of 2017 (2017 Tax Act) was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies. We believe that exclusion of the tax charges related to the 2017 Tax Act is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that this tax charge is unrelated to our core business and non-recurring in nature.
Second Quarter 2018 Actuals versus Second Quarter 2017 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:
	Three Months Ended
(in thousands, except percentages)	June 30, 2018	July 1, 2017 As Adjusted
GAAP product revenue	$202,004	$179,727
Non-GAAP adjustments:
Constant currency F/X adjustments	(2,198)	—
Total non-GAAP product revenue adjustments	(2,198)	—
Non-GAAP product revenue	$199,806	$179,727
Product revenue growth %:
GAAP	12.4%
Non-GAAP (constant currency)	11.2%

	Six Months Ended
(in thousands, except percentages)	June 30, 2018	July 1, 2017 As Adjusted
GAAP product revenue	$406,393	$362,193
Non-GAAP adjustments:
Constant currency F/X adjustments	(5,980)	—
Total non-GAAP product revenue adjustments	(5,980)	—
Non-GAAP product revenue	$400,413	$362,193
Product revenue growth %:
GAAP	12.2%
Non-GAAP (constant currency)	10.6%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Three Months Ended
	June 30, 2018		July 1, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$43,853	$0.79	$46,680	$0.83
ASC 606 adjustments	—	—	(1,542)	(0.03)
GAAP net income, as adjusted	43,853	0.79	45,138	0.80
Non-GAAP adjustments:
Acquisition related depreciation and amortization	361	—	390	0.01
Litigation damages, awards and settlements	—	—	—	—
Non-operating other (income) expense	566	0.01	348	0.01
Tax impact of above items	122	—	(135)	—
Excess tax benefits from stock-based compensation	(3,947)	(0.07)	(15,079)	(0.27)
Remeasurement of deferred taxes	—	—	—	—
Total non-GAAP adjustments	(2,898)	(0.06)	(14,476)	(0.25)
Non-GAAP net income	$40,955	$0.73	$30,662	$0.55
Weighted average shares outstanding - diluted		55,742		56,173

	Six Months Ended
	June 30, 2018		July 1, 2017 As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$89,483	$1.60	$92,014	$1.65
ASC 606 adjustments		—	4,657	0.08
GAAP net income, as adjusted	89,483	1.60	96,671	1.73
Non-GAAP adjustments:
Acquisition related depreciation and amortization	721	0.01	817	0.01
Litigation damages, awards and settlements	—	—	—	—
Non-operating other (income) expense	(547)	(0.01)	(209)	—
Tax impact of above items	242	0.01	(237)	—
Excess tax benefits from stock-based compensation	(7,095)	(0.13)	(30,226)	(0.54)
Remeasurement of deferred taxes	16	—	—	—
Total non-GAAP adjustments	(6,663)	(0.12)	(29,855)	(0.53)
Non-GAAP net income	$82,820	$1.48	$66,816	$1.20
Weighted average shares outstanding - diluted		55,842		55,868

Full Year 2018 Guidance versus Full Year 2017 Actuals:

RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH % TO NON-GAAP PRODUCT REVENUE GROWTH %:
	Full Year 2018 Updated Guidance[1]	Full Year 2017 Actuals As Adjusted
GAAP product revenue	$822,000	$738,242

Non-GAAP adjustments:
Constant currency F/X adjustments	(4,000)	—
Total non-GAAP product revenue adjustments	(4,000)	—

Non-GAAP product revenue	$818,000	$738,242
Product revenue growth %:
GAAP	11.3%
Non-GAAP (constant currency)	10.8%

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE:

	Full Year 2018 Updated Guidance[1]		Full Year 2017 Actuals As Adjusted
(in thousands, except per share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income, as originally reported	$171,500	$3.07	$131,616	$2.36
ASC 606 adjustments	—	—	(6,827)	(0.13)
GAAP net income as adjusted	171,500	3.07	124,789	2.23
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.03	1,597	0.03
Litigation damages, awards and settlements	—	—	—	—
Non-operating other (income) expense	(600)	(0.01)	270	—
Tax impact of above items	100	—	(455)	(0.01)
Excess tax benefits from stock-based compensation	(10,300)	(0.19)	(39,242)	(0.70)
Tax impact of U.S. tax reform[2,3]	—	—	41,392	0.74
Total non-GAAP adjustments	(9,300)	(0.17)	3,562	0.06
Non-GAAP net income	$162,200	$2.90	$128,351	$2.29
Weighted average shares outstanding - diluted		55,900		55,874
______________

[1]	Estimated effective tax rate of 19.3% applied to GAAP earnings and 24.0% applied to non-GAAP earnings.

[2]
As previously reported in May 2018, the 2017 Tax Act resulted in an unfavorable charge of $41.4 million in the first quarter of 2018. The amount recognized was a provisional estimate and subject to change, possibly materially, due to, among other things, refinements of the Company’s calculations, changes in interpretations and assumptions the Company has made or additional guidance issued by the U.S. Treasury, Securities and Exchange Commission or Financial Accounting Standards Board.

[3]	Includes adjustments related to the full retrospective application of ASC 606 of $2.1 million, or $0.04 per diluted share.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME:

	Full Year 2018 Updated Guidance		Full Year 2017 Actuals As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP gross profit, as originally reported	$567,200	66.7%	$535,100	67.0%
ASC 606 adjustments	—	—	(13,068)	(1.0)
GAAP gross profit, as adjusted	567,200	66.7	522,032	66.0
Non-GAAP adjustments:
Acquisition related depreciation and amortization	500	0.1	500	0.1
Total non-GAAP adjustments	500	0.1	500	0.1
Non-GAAP gross profit	$567,700	66.8%	$522,532	66.1%

GAAP operating income	$205,600	24.2%	$197,361	24.7%
ASC 606 adjustments	—	—	(13,573)	(1.4)
GAAP operating income, as adjusted	205,600	24.2	183,788	23.3
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,500	0.2	1,597	0.2
Total non-GAAP adjustments	1,500	0.2	1,597	0.2
Non-GAAP operating income	$207,100	24.4%	$185,385	23.5%

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA:

	Full Year 2018 Updated Guidance		Full Year 2017 Actuals As Adjusted
(in thousands, except percentages)	$	% of Revenue	$	% of Revenue
GAAP net income, as originally reported	$171,500	20.2%	$131,616	16.7%
ASC 606 adjustments	—	—	(6,827)	(0.9)
GAAP net income, as adjusted	171,500	20.2	124,789	15.8
Other (income)/expense[1]	(7,000)	(0.8)	(2,013)	(0.3)
Provision for income taxes	41,100	4.8	61,011	7.8
Depreciation and amortization	21,900	2.6	20,072	2.5
EBITDA	227,500	26.8	203,859	25.8
Add: Non-cash stock-based compensation expense	27,000	3.1	17,187	2.2
Adjusted EBITDA	$254,500	29.9%	$221,046	28.0%
______________

[1]	Other (income)/expense consists primarily of interest (income)/expense and net foreign currency (gains)/losses.

Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 7397909. After the live webcast, the call will be available on Masimo’s website through August 29, 2018. In addition, a telephonic replay of the call will be available through August 8, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 7397909.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2018 total, product, royalty and other revenues, earnings per diluted share, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	June 30, 2018	December 30, 2017 As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$429,647	$315,302
Accounts receivable, net of allowance for doubtful accounts	98,290	118,532
Inventories	90,848	92,259
Other current assets	35,085	33,601
Total current assets	653,870	559,694
Deferred costs and other contract assets	116,986	109,256
Property and equipment, net	164,027	164,096
Intangible assets, net	27,979	27,123
Goodwill	19,914	20,617
Deferred tax assets	20,259	19,981
Other non-current assets	4,281	4,668
Total assets	$1,007,316	$905,435
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$34,892	$33,780
Accrued compensation	36,670	39,515
Accrued and other current liabilities	22,832	24,254
Deferred revenue and other contract-related liabilities, current	34,990	32,105
Total current liabilities	129,384	129,654
Other non-current liabilities	52,742	51,757
Total liabilities	182,126	181,411
Commitments and contingencies
Stockholders’ equity
Common stock	52	52
Treasury stock	(489,027)	(472,536)
Additional paid-in capital	493,149	461,494
Accumulated other comprehensive loss	(5,997)	(2,941)
Retained earnings	827,013	737,955
Total stockholders’ equity	825,190	724,024
Total liabilities and stockholders’ equity	$1,007,316	$905,435

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017 As Adjusted	June 30, 2018	July 1, 2017 As Adjusted
Revenue:
Product	$202,004	$179,727	$406,393	$362,193
Royalty and other revenue	9,617	12,579	18,181	26,756
Total revenue	211,621	192,306	424,574	388,949
Cost of goods sold	69,474	65,405	138,766	129,634
Gross profit	142,147	126,901	285,808	259,315
Operating expenses:
Selling, general and administrative	71,418	66,670	142,593	132,756
Research and development	19,117	16,382	37,718	30,559
Total operating expenses	90,535	83,052	180,311	163,315
Operating income	51,612	43,849	105,497	96,000
Non-operating income	1,405	158	3,052	1,032
Income before provision (benefit) for income taxes	53,017	44,007	108,549	97,032
Provision (benefit) for income taxes	9,164	(1,131)	19,066	361
Net income	$43,853	$45,138	$89,483	$96,671

Net income per share:
Basic	$0.84	$0.87	$1.72	$1.89
Diluted	$0.79	$0.80	$1.60	$1.73

Weighted-average shares used in per share calculations:
Basic	51,999	51,677	52,047	51,164
Diluted	55,742	56,173	55,842	55,868
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cost of goods sold	$73	$72	$151	$165
Selling, general and administrative	5,293	2,564	9,329	4,635
Research and development	1,354	617	2,572	1,342
Total	$6,720	$3,253	$12,052	$6,142

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Six Months Ended
	June 30, 2018	July 1, 2017 As Adjusted
Cash flows from operating activities:
Net income	$89,483	$96,671
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,794	9,462
Stock-based compensation	12,049	6,142
Loss on disposal of property, equipment and intangibles	632	365
Provision for doubtful accounts	(356)	(193)
Provision for deferred income taxes	(274)	—
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	20,209	(2,094)
Decrease (increase) in inventories	1,075	(15,615)
Increase in other current assets	(1,694)	(14,121)
Increase in deferred costs and other contract assets	(7,809)	(12,871)
Decrease in other non-current assets	430	871
Increase in accounts payable	1,820	3,138
Decrease in accrued compensation	(2,771)	(11,679)
Increase in accrued liabilities	1,776	3,600
Decrease in income tax payable	(895)	(71,496)
Increase (decrease) in deferred revenue and other contract-related liabilities	3,397	(8,424)
Increase in other non-current liabilities	33	985
Net cash provided by (used in) operating activities	127,899	(15,259)
Cash flows from investing activities:
Purchases of property and equipment, net	(9,430)	(8,512)
Increase in intangible assets	(3,643)	(1,574)
Net cash used in investing activities	(13,073)	(10,086)
Cash flows from financing activities:
Repayments of capital lease obligations	—	(70)
Proceeds from issuance of common stock	19,778	48,218
Payroll tax withholdings on behalf of employees for vested equity awards	(168)	—
Repurchases of common stock	(18,478)	—
Net cash provided by financing activities	1,132	48,148
Effect of foreign currency exchange rates on cash	(1,647)	1,825
Net increase in cash, cash equivalents, and restricted cash	114,311	24,628
Cash, cash equivalents and restricted cash at beginning of period	315,483	308,198
Cash, cash equivalents and restricted cash at end of period	$429,794	$332,826